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                                                              Exhibit 10.38

                                   As of August 5, 1996


Wayne P. Garrett
Vice President - Finance/CFO
Cambridge SoundWorks, Inc.
311 Needham Street
Newton, Massachusetts 02164

Re:   Amendment to Loan and Security Agreement dated as of April 27, 1995

Dear Wayne:

      We refer to each of: (i) the loan and Security Agreement dated as of April 27, 1995 (as amended, the "Agreement"), between Cambridge SoundWorks, Inc. (the "Borrower") and the First National Bank of Boston (the "Lender"), and (ii) the Subordination Agreement, dated August 5, 1996, between Marantz America, Inc. ("Marantz") and the Bank, and countersigned by the Borrower (the "Subordination Agreement").

      This will confirm our understanding that, upon the execution and delivery of the Subordination Agreement, and notwithstandging the provisions of Section 7.2 of the Agreement, you will be permitted to grant to Marantz a security interest in the Marantz inventory upon the terms contained in, and to the extent provided in, the Subordination Agreement. In addition, in consideration of our consenting to the aforementioned security interest, this will confirm that so long as such security interest in favor of Marantz remains in effect, you agree that the amount of your Marantz Inventory at any one time will not exceed 15% of your aggregate amount of so-called "branded" Inventory at such time.

      Except to the extent specifically amended by the preceding paragraph, all of the terms, conditions and provisions of the Agreement will remain unmodified, and the Agreement, as amended by this letter, is confirmed as being in full force and effect. In addition, this letter does not constitute a waiver of any rights or remedies which the Lender may have under the Agreement or otherwise arising.



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      Please sign the letter where indicated below to confirm your agreement with the provisions hereof.


                                             Very truly yours,

                                             THE FIRST NATIONAL BANK OF BOSTON


                                             By: /s/ Timothy G. Clifford
                                                 ______________________________
                                                 Title: Vice President


ACCEPTED AND AGREED
as of the date of the above letter:

CAMBRIDGE SOUNDWORKS, INC.


By: /s/ Wayne P. Garrett
    ___________________________________
    Title: Vice President - CFO